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                                                               EXHIBIT 99.1
                                        As Approved by Stockholders 6/18/99










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                     SEACOAST FINANCIAL SERVICES CORPORATION
                            1999 STOCK INCENTIVE PLAN




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


                                TABLE OF CONTENTS
SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS..............................................................1

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND
               DETERMINE AWARDS...................................................................................3
           (a) COMMITTEE..........................................................................................3
           (b) POWERS OF COMMITTEE................................................................................4
           (c) DECISIONS BINDING..................................................................................4

SECTION 3. SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION..................................................4
           (a) SHARES ISSUABLE....................................................................................4
           (b) LIMITATION ON AWARDS...............................................................................5
           (c) STOCK DIVIDENDS, MERGERS, ETC......................................................................5
           (d) SUBSTITUTE AWARDS..................................................................................5

SECTION 4.  ELIGIBILITY...........................................................................................6

SECTION 5.  STOCK OPTIONS.........................................................................................6
           (a) GRANT OF STOCK OPTIONS.............................................................................6
           (b) RELOAD OPTIONS.....................................................................................8

SECTION 6.  CONDITIONED STOCK AWARDS..............................................................................9
           (a) NATURE OF CONDITIONED STOCK AWARD..................................................................9
           (b) ACCEPTANCE OF AWARD................................................................................9
           (c) RIGHTS AS A SHAREHOLDER............................................................................9
           (d) RESTRICTIONS.......................................................................................9
           (e) VESTING OF CONDITIONED STOCK.......................................................................9
           (f) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS....................................................10

SECTION 7.  UNRESTRICTED STOCK AWARDS............................................................................10
           (a) GRANT OR SALE OF UNRESTRICTED STOCK...............................................................10
           (b) RESTRICTIONS ON TRANSFERS.........................................................................10

SECTION 8.  PERFORMANCE SHARE AWARDS.............................................................................10
           (a) NATURE OF PERFORMANCE SHARES......................................................................10
           (b) RESTRICTIONS ON TRANSFER..........................................................................10
           (c) RIGHTS AS A SHAREHOLDER...........................................................................10
           (d) TERMINATION.......................................................................................10
           (e) ACCELERATION, WAIVER, ETC.........................................................................11

SECTION 9.  STOCK APPRECIATION RIGHTS............................................................................11

SECTION 10. CHANGE OF CONTROL PAYMENT RIGHTS.....................................................................12
           (a) TERMS OF RIGHTS...................................................................................12
           (b) PAYMENT...........................................................................................12

SECTION 11. DEFERRED PAYMENTS....................................................................................13
           (a) ELECTION TIMING...................................................................................13
           (b) STOCK OPTION DEFERRAL.............................................................................13
           (c) STOCK APPRECIATION RIGHT DEFERRAL.................................................................13
           (d) CONDITIONED STOCK AWARDS..........................................................................14
           (e) ACCELERATED DISTRIBUTIONS.........................................................................14
           (f) ASSIGNABILITY.....................................................................................14
           (g) UNFUNDED STATUS...................................................................................15

SECTION 12. TERMINATION OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS...........................................15
           (a) INCENTIVE STOCK OPTIONS...........................................................................15
           (b) OTHER AWARDS......................................................................................16

SECTION 13. TAX WITHHOLDING......................................................................................17
           (a) PAYMENT BY PARTICIPANT............................................................................17
           (b) PAYMENT IN SHARES.................................................................................17

SECTION 14. TRANSFER, LEAVE OF ABSENCE, ETC......................................................................17

SECTION 15. AMENDMENTS AND TERMINATION...........................................................................17

SECTION 16. STATUS OF PLAN.......................................................................................17

SECTION 17. COMPLIANCE WITH CONVERSION REGULATIONS...............................................................18

SECTION 18. GENERAL PROVISIONS...................................................................................18
           (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS...............................................18
           (b) DELIVERY OF STOCK CERTIFICATES....................................................................18
           (c) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS.............................................18
           (d) DELEGATION BY COMMITTEE...........................................................................18

SECTION 19. EFFECTIVE DATE OF PLAN...............................................................................19

SECTION 20. GOVERNING LAW........................................................................................19

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                                     -iii-
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                     SEACOAST FINANCIAL SERVICES CORPORATION
                            1999 STOCK INCENTIVE PLAN


SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

         The name of the plan is the Seacoast Financial Services Corporation
1999 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, directors and employees of (and consultants to)
Seacoast Financial Services Corporation (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

         The following terms shall be defined as set forth below:

         "Act" means the Securities Exchange Act of 1934, as amended.

         "Award" or "Awards", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock
Options, Conditioned Stock Awards, Unrestricted Stock Awards, Performance Share
Awards, Change of Control Payment Rights and Stock Appreciation Rights.

         "Board" means the Board of Directors of the Company.

         "Cause" means personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order.

         "Change of Control" shall have the meaning set forth in Section 17.

         "Change of Control Payment Rights" shall have the meaning set forth in
Section 10.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

         "Committee" shall have the meaning set forth in Section 2.

         "Conditioned Stock Award" means an Award granted pursuant to Section 6.

          "Disability" means disability as set forth in Section 22(e)(3) of the Code.

         "Effective Date" shall have the meaning set forth in Section 19.

         "Eligible Person" shall have the meaning set forth in Section 4.



         "Exchange Act" shall have the meaning set forth in Section 2(a).

         "Fair Market Value" on any given date means the closing bid price per share of the Stock on the trading day immediately preceding such date as reported by the NASDAQ Stock Market or another nationally recognized stock exchange, or, if the Stock is not listed on such an exchange, the fair market value of the Stock as determined by the Committee.

         "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

         "Merger" shall have the meaning set forth in Section 3(c).

         "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         "Normal Retirement" means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

         "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

         "Original Option" shall have the meaning set forth in Section 5(b).

         "Outside Director" means any director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliate"), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director. "Outside Director" shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

         "Performance Goal" means an objective for the Company or any Subsidiary or any unit thereof or any individual that may be established by the Committee for a Performance Share Award to become vested, earned or exercisable. Performance Goals applicable to Performance Share Awards are intended to constitute "performance-based" compensation within the meaning of Section 162(m) of the Code and shall be based on one or more of the following criteria:

               (i)       net income, as adjusted for non-recurring items

               (ii)      cash earnings

               (iii)     earnings per share

               (iv) cash earnings per share



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               (v)       return on equity

               (vi)      return on assets

               (vii)     assets

               (viii)    stock price

               (ix)      total shareholder return

               (x)       capital

               (xi)      net interest income

               (xii)     market share

               (xiii)    cost control or efficiency ratio

               (xiv)     asset growth

         "Performance Share Award" means an Award granted pursuant to Section 8.

         "Request" shall have the meaning set forth in Section 9(d).

         "Stock" means the Common Stock, $0.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

         "Stock Appreciation Right" means an Award granted pursuant to Section
9.

         "Subsidiary" means a subsidiary as defined in Section 424 of the Code.

         "Unrestricted Stock Award" means Awards granted pursuant to Section 7.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS.


         (a) COMMITTEE. The Plan shall be administered by a Stock Incentive Plan Committee (the "Committee") consisting of all members of the Compensation Committee of the Company who qualify as Outside Directors. The Committee shall have at least two (2) members at all times. It is the intention of the Company that the Plan shall be administered to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a Non-Employee Director as defined in the Rule. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.



                                       3
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         (b) POWERS OF COMMITTEE. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

               (i) to select the directors, officers and employees of (and consultants to) the Company and its Subsidiaries to whom Awards may from time to time be granted;

               (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Conditioned Stock, Unrestricted Stock, Performance Share Awards, Stock Appreciation Rights and Change of Control Payment Rights, or any combination of the foregoing, granted to any one or more participants;

               (iii) to determine the number of shares to be covered by any Award;

               (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; PROVIDED, however, that no such action shall adversely affect rights under any outstanding Award without the participant's consent;

               (v) to accelerate the exercisability or vesting of all or any portion of any Award;

               (vi) subject to the provisions of Section 5(a)(ii), to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised;

               (vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

               (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

         (c) DECISIONS BINDING. All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.     SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION.

         (a) SHARES ISSUABLE. The maximum number of shares of Stock which may be issued as a result of Awards granted under the Plan shall be 1,960,000 (which number equals 14% of the aggregate number of shares of Common Stock issued by the Company in connection with its conversion from mutual to stock form ("Conversion Shares")). The maximum number of shares which may be issued under Conditioned Stock Awards (granted pursuant to Section 6) is 560,000



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(which number equals 4% of the aggregate number of Conversion Shares). The maximum number of shares which may be issued as a result of other Awards under the Plan is 1,400,000 (which number equals 10% of the aggregate number of Conversion Shares). For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. Likewise, if any Option is exercised by the delivery of a number of shares of Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of an Option under this Plan, only the number of shares of Stock issued net of the shares of Stock delivered shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

         (b) LIMITATION ON AWARDS. In no event may any Plan participant be granted Awards (including Stock Appreciation Rights) with respect to more than four hundred and ninety thousand (490,000) shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Plan participant in a calendar year that is subsequently forfeited, canceled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

         (c) STOCK DIVIDENDS, MERGERS, ETC. In the event that after approval of the Plan by the stockholders of the Company in accordance with Section 19, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and 3(b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 17.

         (d) SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation (collectively,



                                       5
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"Merger"). The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to the maximum number of shares provided for in Section 3(a).

SECTION 4.  ELIGIBILITY.

         Awards may be granted to directors, officers or other key employees of the Company or its Subsidiaries and to consultants and advisors of the Company or its Subsidiaries (collectively, "Eligible Persons").

SECTION 5.  STOCK OPTIONS.

         Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the Effective Date.

         (a) GRANT OF STOCK OPTIONS. The Committee in its discretion may determine the effective date of Stock Options. Grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 13 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

               (i) EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be, in the case of Incentive Stock Options, not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date.

               (ii) OPTION TERM. The term of each Stock Option shall be fixed by the Committee but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

               (iii) EXERCISABILITY; RIGHTS OF A SHAREHOLDER. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time



                                       6
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         accelerate the exercisability of all or any portion of any Stock
         Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

               (iv) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

                  (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

                  (B) If permitted by the Committee, in its discretion, in the form of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

                  (C) If permitted by the Committee, in its discretion, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; PROVIDED that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

                  (D) If permitted by the Committee, in its discretion, by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares having a Fair Market Value equal to such aggregate exercise price (it being understood that this alternative will be available only if the optionee holds sufficient "mature" shares as defined in Financial Accounting Standards Board's Emerging Issues Task Force Issue 84-18);

                  (E) By any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee, in its discretion) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

     The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

          (v) NON-TRANSFERABILITY OF OPTIONS. Except as otherwise may be provided in this Section 5(a)(v) or in an option agreement governing an Option granted under the Plan, no Stock Option shall be transferable other than by will or by the laws of descent and



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     distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-Qualified Stock Option if such transfer or assignment is, in its sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act. For purposes of this Section 5(a)(v), a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable inter-vivos trust as to which the participant is both the settlor and trustee, (b) a transfer for no consideration to: (i) any member of the participant's Immediate Family, (ii) any trust solely for the benefit of members of the participant's Immediate Family, and (iii) any partnership whose only partners are members of the participant's Immediate Family, or
     (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant's Immediate Family. For purposes of this Section 5(a)(v), "Immediate Family" includes, but is not necessarily limited to, a Participant's parents, spouse, children, grandchildren and great-grandchildren. Nothing contained in this Section 5(a)(v) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Qualified Stock Option or portion thereof, and approval to transfer or assign any Non-Qualified Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Qualified Stock Option or portion thereof. The transferee or assignee of any Non-Qualified Stock Option shall be subject to all of the terms and conditions applicable to such Non-Qualified Stock Option immediately prior to the transfer or assignment and shall be subject to any conditions proscribed by the Committee with respect to such Non-Qualified Stock Option.

          (vi) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year exceeds $100,000 said excess shall be treated as a Non-Qualified Stock Option.

          (vii) FORM OF SETTLEMENT. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

     (b) RELOAD OPTIONS. At the discretion of the Committee, Options granted under Section 5(a) may include a so-called "reload" feature pursuant to which an optionee exercising an option (the "Original Option") by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the Original Option; PROVIDED, HOWEVER, that the grant of such additional Option shall be subject to the availability of shares of Stock under the Plan at the time of the

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exercise of the Original Option.

SECTION 6.  CONDITIONED STOCK AWARDS.

         (a) NATURE OF CONDITIONED STOCK AWARD. The Committee in its discretion may grant Conditioned Stock Awards to any Eligible Person. A Conditioned Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Conditioned Stock"). Conditions may be based on continuing employment and/or achievement of Performance Goals. In addition, a Conditioned Stock Award may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

         (b) ACCEPTANCE OF AWARD. A participant who is granted a Conditioned Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Conditioned Stock in such form as the Committee shall determine.

         (c) RIGHTS AS A SHAREHOLDER. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Conditioned Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Conditioned Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Conditioned Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

         (d) RESTRICTIONS. Shares of Conditioned Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by (or termination of service with) the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Conditioned Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment or service (unless otherwise specified, in the written instrument evidencing the Conditioned Award).

         (e) VESTING OF CONDITIONED STOCK. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Conditioned Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such preestablished performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Conditioned Stock and shall be deemed "vested." The

Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 15, amend any conditions of the Award.

         (f) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The written instrument evidencing the Conditioned Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.     UNRESTRICTED STOCK AWARDS.

         (a) GRANT OR SALE OF UNRESTRICTED STOCK. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan ("Unrestricted Stock") at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

         (b) RESTRICTIONS ON TRANSFERS. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8.     PERFORMANCE SHARE AWARDS.

         (a) NATURE OF PERFORMANCE SHARES. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person including those who qualify for awards under other performance plans of the Company. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the Performance Goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; PROVIDED, HOWEVER, that the Committee may rely on the Performance Goals and other standards applicable to other performance-based plans of the Company in setting the standards for Performance Share Awards under the Plan.

         (b) RESTRICTIONS ON TRANSFER. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

         (c) RIGHTS AS A SHAREHOLDER. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

         (d) TERMINATION. Except as may otherwise be provided by the Committee at any time prior to termination of employment, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause).

         (e) ACCELERATION, WAIVER, ETC. At any time prior to the participant's termination of employment, the Committee may in its sole discretion accelerate, waive or, subject to Section 15, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 9.  STOCK APPRECIATION RIGHTS

         (a) The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person (i) alone, (ii) simultaneously with the grant of a Stock Option and in conjunction therewith or in the alternative thereto or (iii) subsequent to the grant of a Non-Qualified Option and in conjunction therewith or in the alternative thereto.

         (b) The exercise price per share of a Stock Appreciation Right granted alone shall be determined by the Committee. A Stock Appreciation Right granted simultaneously with or subsequent to the grant of a Stock Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Stock Option, shall be transferable only upon the same terms and conditions as the related Stock Option, and shall be exercisable only to the same extent as the related Stock Option; PROVIDED, HOWEVER, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Stock exceeds the exercise price per share thereof.

         (c) Upon any exercise of a Stock Appreciation Right which has been issued in conjunction with a Stock Option, the number of shares of Stock for which any related Stock Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Stock with respect to which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Stock Option by the number of shares for which such Option shall have been exercised. Any Stock Appreciation Right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee.

         (d) A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the "Request"), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash, or any combination of Stock and cash, as specified in the Request (but subject to the approval of the Committee in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate Fair Market Value equal to the product of (i) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right shall be exercised. Notwithstanding the foregoing, the Committee may specify at the time of grant of any Stock Appreciation Right that such Stock Appreciation Right may be exercisable solely for cash and not for Stock.

         (e) Within thirty (30) days of the receipt by the Company of a Request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such Request. A Request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise a Stock Appreciation Right for cash may provide that, in the event the Committee shall disapprove such Request, such Request shall be deemed to be an exercise of such Stock Appreciation Right for Stock.

         (f) If the Committee disapproves in whole or in part any election by a participant to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, such disapproval shall not affect such participant's right to exercise such Stock Appreciation Right at a later date, to the extent that such Stock Appreciation Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Committee. Additionally, such disapproval shall not affect such participant's right to exercise any related Option.

         (g) A Stock Appreciation Right shall be deemed exercised on the last day of its term, if not otherwise exercised by the holder thereof, provided that the fair market value of the Stock subject to the Stock Appreciation Right exceeds the exercise price thereof on such date.

         (h) No Stock Appreciation Right shall be transferable other than by will or by the laws of descent and distribution and all Stock Appreciation Rights shall be exercisable, during the holder's lifetime, only by the holder.

SECTION 10. CHANGE OF CONTROL PAYMENT RIGHTS. Contemporaneously with the grant of any Option, the Committee may grant a Change of Control Payment Right with respect to all or some of the shares of common stock covered by such Option. Change of Control Payment Rights granted under this Plan are subject to the following terms and conditions:

         (a) TERMS OF RIGHTS. A Change of Control Payment Right may be exercised only in the event of a Change in Control (which term shall be defined by the Committee in the applicable agreement granting the Change in Control Payment Right), PROVIDED, HOWEVER, in no event shall a Change of Control Payment Right be exercisable in whole or in part before the expiration of six (6) months from the date of grant of the Change of Control Payment Right. The Change of Control Payment Right may be exercised only when (i) the underlying Option is eligible to be exercised, and (ii) the Fair Market Value of the underlying shares of Stock on the date of exercise is greater than the exercise price of the underlying Option. Upon exercise of a Change of Control Payment Right, the underlying Option shall cease to be exercisable and shall be terminated. Upon exercise or termination of an Option, any related Change of Control Payment Right shall terminate. The Change of Control Payment Right is transferable only when the underlying Option is transferable and under the same terms and conditions.

         (b) PAYMENT. Upon exercise of a Change of Control Payment Right, the holder shall promptly receive from the Company or its Subsidiaries an amount of cash equal to the difference between the exercise price of the underlying Option and the Fair Market Value of the shares of Stock subject to such Option on the date the Change of Control Payment Right is exercised, multiplied by the number of shares of Stock with respect to which such Change of Control Payment Right is being exercised.

SECTION 11. DEFERRED PAYMENTS. Notwithstanding any other provision of this Plan, any participant may elect, with the concurrence of the Committee and consistent with any rules and regulations established by the Committee, to defer the delivery of the proceeds of the exercise of any Non-Qualified Stock Option, Conditioned Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights.

         (a) ELECTION TIMING. The election to defer the delivery of the proceeds from any eligible Non-Qualified Stock Option or Stock Appreciation Right must be made at least six (6) months prior to the date such Award is exercised or at such other time as the Committee may specify. The election to defer the delivery of any Conditioned Stock Award, Unrestricted Stock Award or Performance Share Award must be made no later than the last day of the calendar year preceding the calendar year in which the participant would otherwise have an unrestricted right to receive such Conditioned Stock Award, Unrestricted Stock Award or Performance Share Award. Deferrals of eligible Awards shall only be allowed for exercises of Options and lapses of restrictions on Conditioned Stock Awards, Unrestricted Stock Awards or Performance Share Award that occur while the participant is in active service with the Company or its Subsidiaries. Any election to defer the proceeds from an eligible Award shall be irrevocable as long as the participant remains an employee or director of the Company or its Subsidiaries.

         (b) STOCK OPTION DEFERRAL. The deferral of the proceeds of Non-Qualified Stock Options may be elected by a participant subject to the rules and regulations established by the Committee. The proceeds from such an exercise shall be credited to a deferred stock option account established for the participant. The proceeds shall be credited to the deferred stock option account as a number of deferred shares or share units equivalent in value to those proceeds. Deferred share units shall be valued at the Fair Market Value on the date of exercise. Subsequent to exercise, the deferred shares or share units shall be valued at the Fair Market Value of Common Stock; PROVIDED, HOWEVER, that at the discretion of the Committee, the participant may elect to have the value of his deferred stock option account valued on some other basis of measurement approved by the Committee. Unless the participant's deferred stock option account is valued using a basis of measurement other than Common Stock, deferred share units shall accrue dividends at the rate paid upon the Common Stock credited in the form of additional deferred share units. Deferred shares or share units shall be distributed in shares of Common Stock or cash, at the discretion of the Committee, upon the termination of service of the Participant or at such other date, as may be approved by the Committee, over a period of no more than ten (10) years.

         (c) STOCK APPRECIATION RIGHT DEFERRAL. The deferral of the proceeds of Stock Appreciation Rights may be made by a Participant subject to the rules and regulations established by the Committee. Upon exercise, the Committee will credit the Participant's deferred stock option account with a number of deferred shares or share units equivalent in value to the difference between the Fair Market Value of a share of Common Stock on the exercise date and the Exercise Price of the Stock Appreciation Right multiplied by the number of shares exercised. Deferred shares or share units shall be valued at the Fair Market Value on the date of exercise. Subsequent to exercise, the deferred shares or share units shall be valued at the Fair

Market Value of Common Stock; PROVIDED, HOWEVER, that at the discretion of the Committee, the Participant may elect to have the value of his deferred stock option account valued on some other basis of measurement approved by the Committee. Unless the Participant's deferred stock option account is valued using a basis of measurement other than Common Stock, deferred shares or share units shall accrue dividends at the rate paid upon the Common Stock credited in the form of additional deferred shares or share units. Deferred shares or share units shall be distributed in shares of Common Stock or cash, at the discretion of the Committee, upon the Participant's termination of service or at such other date, as may be approved by the Committee, over a period of no more than ten
(10) years.

         (d) CONDITIONED STOCK AWARDS, UNRESTRICTED STOCK AWARDS AND PERFORMANCE SHARE AWARDS DEFERRALS. The deferral of Conditioned Stock Awards, Unrestricted Stock Awards or Performance Share Awards may be elected by a Participant subject to the rules and regulations established by the Committee. Upon the lapsing of restrictions on such an Award, the Committee shall credit to a deferred stock award account established for the Participant a number of deferred shares or share units equivalent in value to the number of deferred Conditioned Stock Awards, Unrestricted Stock Awards or Performance Share Awards multiplied by the Fair Market Value of Common Stock. Deferred shares or share units shall be valued at the Fair Market Value on the date all restrictions on the Conditioned Stock Awards, Unrestricted Stock Awards or Performance Share Awards lapse or are waived. Subsequent to the lapsing of all restrictions, the deferred shares or share units shall be valued at the Fair Market Value of Common Stock; PROVIDED, HOWEVER, that at the discretion of the Committee, the Participant may elect to have the value of his deferred stock award account valued on some other basis of measurement approved by the Committee. Unless the Participant's deferred stock award account is valued using a basis of measurement other than Common Stock, deferred shares or share units shall accrue dividends at the rate paid upon the Common Stock credited in the form of additional deferred share units. Deferred share units shall be distributed in shares of Common Stock or cash, at the discretion of the Committee, upon the termination of service of the Participant or at such other date, as may be approved by the Committee, over a period of no more than ten (10) years.

         (e) ACCELERATED DISTRIBUTIONS. The Committee may, at its sole discretion, allow for the early payment of a Participant's deferred stock option account and/or deferred stock award account in the event of an "unforeseeable emergency" or in the event of the death or Disability of the Participant. An "unforeseeable emergency" means an unanticipated emergency caused by an event beyond the control of the Participant that would result in severe financial hardship if the distribution were not permitted. Such distributions shall be limited to the amount necessary to sufficiently address the financial hardship. Any distributions under this provision, shall be consistent with the Code and the regulations promulgated thereunder. Additionally, the Committee may use its discretion to cause stock option deferral accounts and/or deferred stock award accounts to be distributed when continuing the program is no longer in the best interest of the Company or any Subsidiary.

         (f) ASSIGNABILITY. No rights to deferred stock option accounts or deferred stock award accounts may be assigned or subject to any encumbrance, pledge or charge of any nature except that a Participant may designate a beneficiary pursuant to any rules established by the Committee.

         (g) UNFUNDED STATUS. No Participant or other person shall have any interest in any fund or in any specific asset of the Company or its Subsidiaries by reason of any amount credited hereunder. Any amounts payable hereunder shall be paid from the general assets of the Company or its Subsidiaries and no participant or other person shall have any rights to such assets beyond the rights afforded general creditors of the Company and its Subsidiaries. However, the Company or any Subsidiary shall have the right to establish a reserve, trust or make any investment for the purpose of satisfying the obligations created under this Section 11 of the Plan; PROVIDED, HOWEVER, that no participant or other person shall have any interest in such reserve, trust or investment.

SECTION 12.    TERMINATION OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

          Unless otherwise provided in the applicable agreement pursuant to which the Award was granted,

         (a)   INCENTIVE STOCK OPTIONS:

               (i) TERMINATION BY DEATH. If any participant's employment or directorship with the Company and its Subsidiaries terminates by reason of death, any Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of one year from the date of death (or such longer period as the Committee shall specify at any time, it being understood that any Incentive Stock Options that are so extended shall thereafter become Non-Qualified Stock Options to the extent provided by applicable law), or until the expiration of the stated term of the Incentive Stock Option, if earlier.

                    (ii) TERMINATION BY REASON OF DISABILITY. Any Stock Option held by a participant whose employment or directorship with the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of six months from the date of such termination of employment or directorship (or such longer period as the Committee shall specify at any time, it being understood that any Incentive Stock Options that are so extended shall thereafter become Non-Qualified Stock Options to the extent provided by applicable law), or until the expiration of the stated term of the Stock Option, if earlier. The Committee shall have sole authority and discretion to determine whether a participant's employment or directorship has been terminated by reason of Disability. Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 12(a)(ii) for the exercise of a Stock Option shall extend such period for one year from the date of death, subject to termination on the expiration of the stated term of the Stock Option, if earlier.

               (iii) TERMINATION BY REASON OF NORMAL RETIREMENT. Any Stock Option held by a participant whose employment or directorship with the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three months from the date of such termination of employment or directorship (or such longer period as the Committee shall specify at any time, it being understood that any Incentive Stock Options that are so extended shall thereafter become Non-Qualified Stock Options to the extent provided by applicable law) or until the expiration of the stated term of the Option, if earlier. The Committee shall have sole authority and discretion to determine whether a participant's employment or directorship has been terminated by reason of Normal Retirement. Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 12(a)(iii) for the exercise of an Stock Option shall extend such period for one year from the date of death, subject to termination on the expiration of the stated term of the Stock Option, if earlier.

               (iv) VOLUNTARY TERMINATION. Any Stock Option held by a participant whose employment or directorship by the Company and its Subsidiaries has terminated by reason of voluntary resignation by the optionee may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of thirty (30) days from the last day of the optionee's employment or, in the case of a director, for a period of thirty (30) days from the effective date of the optionee's resignation from the Board of Directors (or in either case for such longer period as the Committee shall specify at any time, it being understood that any Incentive Stock Options that are so extended shall thereafter become Non-Qualified Stock Options to the extent provided by applicable law) or until the expiration of the stated term of the Stock Option, if earlier.

               (v) TERMINATION FOR CAUSE. If any participant's employment or directorship with the Company and its Subsidiaries has been terminated by the Company or any of its Subsidiaries for cause, any Stock Option held by such participant shall immediately terminate at the end of the last day of the optionee's employment or directorship and shall thereafter be of no further force and effect; PROVIDED, HOWEVER, that the Committee may, in its sole discretion, provide that such Stock Option can be exercised for such longer period as the Committee shall specify at any time (it being understood that any Incentive Stock Options so extended shall thereafter become Non-Qualified Stock Options to the extent provided by applicable law) or until the expiration of the stated term of the Stock Option, if earlier. The Committee shall have sole authority and discretion to determine whether a participant's employment has been terminated for cause.

               (vi) TERMINATION WITHOUT CAUSE. Unless otherwise determined by the Committee, if a participant's employment or directorship with the Company and its Subsidiaries is terminated by the Company or any of its Subsidiaries without cause, any Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment or directorship, for thirty (30) days from the last day of the optionee's employment or directorship (or such longer period as the Committee shall specify at any time, it being understood that any Incentive Stock Options that are so extended shall thereafter become Non-Qualified Stock Options to the extent provided by applicable law).

         (b) OTHER AWARDS. All Awards other than Incentive Stock Option granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 13.    TAX WITHHOLDING.

         (a) PAYMENT BY PARTICIPANT. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (b) PAYMENT IN SHARES. A Participant may elect, with the consent of the Committee, in its discretion, to have such tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award.

SECTION 14.    TRANSFER, LEAVE OF ABSENCE, ETC.

         For purposes of the Plan, the following events shall not be deemed a termination of employment:

         (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

         (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 15.    AMENDMENTS AND TERMINATION.

         The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of responding to comments of banking regulators satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment, unless approved by the stockholders of the Company, shall be effective if it would cause the Plan to fail to satisfy the "incentive stock option" requirements of the Code, or cause transactions under the Plan to fail to satisfy the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the date of such amendment.

SECTION 16.    STATUS OF PLAN.

         With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 17.    COMPLIANCE WITH CONVERSION REGULATIONS.

         (a) No award shall be made under this Plan that would be prohibited by 209 CMR Section 33.28(1)(u).

         (b) Notwithstanding any other provision contained in this Plan no Award granted before the date which is one (1) year from the date of the conversion of the Company from mutual to stock form shall become vested or exercisable before the date which is one year after the approval of this Plan by the stockholders of the Company or at a rate in excess of 20% per year of the total number of Stock Awards or Options (whichever may be the case) granted to such Participant, PROVIDED, that the Committee may provide that such Awards shall become fully vested or immediately exercisable in the event of a Participant's termination of employment or service due to death or Disability or with the permission of the Massachusetts Commissioner of Bank.

SECTION 18.    GENERAL PROVISIONS.

         (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

         (b) DELIVERY OF STOCK CERTIFICATES. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

         (c) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

         (d) DELEGATION BY COMMITTEE. The Committee may delegate to the Chief Financial Officer or other officer of the Company the authority to make decisions relating to the exercise of Options or other Awards, including without limitation (i) the authority to permit the holder of an

Award to deliver Stock in payment of the exercise price, and (ii) the authority to permit a holder of an Award to satisfy a tax withholding obligation by authorizing the Company to withhold shares from the shares of Stock to be issued pursuant to an Award. However, only the Committee or a portion of the Committee may certify the attainment of a Performance Goal.

SECTION 19.  EFFECTIVE DATE OF PLAN.

         The Effective Date of the Plan shall be the date of its adoption by the Board of Directors provided that the stockholders of the Company shall have approved the Plan within twelve months following the adoption of the Plan.

SECTION 20.  GOVERNING LAW.

         This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.